EXHIBIT 10.17

Shareholder Reference Number [—] The Royal Bank of Scotland Group plc 2007 Executive Share Option Plan

Any change to your address below should be made via RBSpeople.com/shareplans or in writing to

[Address]
[Full Name]	[Address]
[Position]
[Address]
[Address]

[DATE]

Option Certificate [YEAR]

Date of Grant	Number of Shares under Option	Option Price	Total Option Cost	UK HMRC Tax Status
[DATE]	[—]	[—]	[—]	[—]

This certificate confirms the grant to you of an option over the number of Shares detailed above (the “Option”) under the rules of the 2007 Executive Share Option Plan (the “ESOP”). Words and expressions defined in the rules of the ESOP shall apply for the purposes of this Option Certificate.

The Option will normally be exercisable only between [DATE] and [DATE], subject to the rules of the ESOP and the terms set out in the award letter and acceptance form.

This is an important document which should be kept in a safe place

The Option is personal to you (and your personal representatives) and cannot be transferred.

Your participation or right to participate in the ESOP does not affect, or form part of, your contract of employment. Participation in the ESOP is governed by the relevant rules. These rules contain specific provisions limiting your rights under the ESOP. You will not have any rights to compensation or damages for any loss of rights, benefits or prospective benefits under the ESOP in consequence of the termination of your employment. There is no guarantee that the ESOP will be operated in any future years or if it is operated that you will be selected to participate in it.

A performance review will be undertaken by the Remuneration Committee and as a result of this, any unapproved Option you hold may be reduced and/or forfeited at any time up until the point the unapproved Option becomes exercisable.

The performance review will take into account such factors as whether the financial results for RBS group have subsequently appeared to be materially inaccurate or misleading and whether you or your business area/team carried out business and that business later results in a significant loss to the Group that could reasonably have been risk managed. Any approved Option you hold is not subject to Clawback.

RBS group may amend, suspend or terminate all or any part of the ESOP at any time, but may only do so in accordance with the plan rules.